Share Exchange Agreement

This Share Exchange Agreement, dated as of December 23, 2007, is made by and among KINGLAKE RESOURCES, INC., a Nevada corporation (“Acquiror Company”), Orient Come Holdings Limited, a company incorporated in British Virgin Island (“Orient Come” or "Acquired Company"), each of the Persons listed on Schedule I hereto (“Orient Come Shareholders” or "Shareholders"), and Beijing K’s Media Advertisement Ltd. Co., a company organized under the laws of The Peoples' Republic of China (“K’s Media”) (Acquiror Company, Orient Come, Orient Come Shareholders and K's Media are collectively referred to as “All Parties”).

BACKGROUND

WHEREAS, the Orient Come Shareholders have agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from Orient Come Shareholders, all of the shares of Orient Come, which shares constitute 100% of the issued and outstanding shares of Orient Come, in exchange for 13,000,000 shares of the Acquiror's Common Stock to be issued on the Closing Date (the “Acquiror Company Shares”), on the terms and conditions as set forth herein; and

WHEREAS, simultaneously with the consummation of the transactions contemplated hereby, Orient Come shall enter into a Business Cooperation Agreement with K’s Media (the “Management Contract”).

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I.

DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1 “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit B.

1.2 “Acquired Company” means Orient Come.

1.3 “Acquiror Company Balance Sheet” means the Acquiror Company’s balance sheet at July 31, 2007.

1.4 “Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.5 “Acquiror Company Common Stock” means the Acquiror Company’s common stock, par value US $0.00001 per share.

1.6 “Acquiror Company Shares” means the Acquiror Company Common Stock being issued to Orient Come Shareholders and K’s Media pursuant hereto.

1.7 “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.8 “Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.9 “Closing Acquiror Company Shares” means the aggregate number of Acquiror Shares issuable to Orient Come Shareholders and K’s Media at Closing, less the Escrow Shares.

1.10 “Closing Date” has the meaning set forth in Section 3.

1.11 “Code” means the Internal Revenue Code of 1986, as amended.

1.12 “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.13 “Environmental Laws” means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

1.14 “Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

1.15 “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.16 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.17 “Escrow Share” has the meaning set forth in Section 3.2.

1.18 “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.19 “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.20 “Form 8-K” means a current report on Form 8-K under the Exchange Act.

1.21 “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.22 “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.23 “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.24 “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.25 “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.26 “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.27 “Material Acquiror Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Company, of the type and nature that the Acquiror Company is required to file with the Commission.

1.28 “Material Adverse Effect” means, when used with respect to the Acquiror Company or the Acquired Company, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company or the Acquired Company, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Acquired Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company or the Acquired Company, as the case may be, operate or (c) result in litigation, claims, disputes or property loss in excess of US$150,000 in the future, and that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

1.29 “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.30 “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.31 “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

1.32 “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.33 “PRC” means the People’s Republic of China, excluding Taiwan, Hong Kong and Macau.

1.34 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.35 “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.36 “Schedule 14(f) Filing” means an information statement filed by the Acquiror Company on Schedule 14f-1 under the Exchange Act.

1.37 “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.38 “SEC Documents” has the meaning set forth in Section 6.26.

1.39 “Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.40 “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.41 “Share Escrow Agreement” means the escrow agreement substantially in the form of Exhibit A hereto, pursuant to which the Acquiror Company will deposit [10,500,000] of the Acquiror Company Shares into an escrow account, which will be released to K’s Media according to the achievement of performance thresholds following the Share Exchange.

1.42 “Share Exchange” has the meaning set forth in Section 2.1.

1.43 “Shares” means the issued and outstanding ordinary shares of Orient Come.

1.44 “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership or limited liability company; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.45 “Survival Period” has the meaning set forth in Section 11.1.

1.46 “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.47 “Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror Company is now or was formerly a member.

1.48 “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.49 “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.50 “U.S.” means the United States of America.

1.51 “U.S. Dollars” or “US $” means the currency of the United States of America.

1.52 “U.S. Person” has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

SECTION II.

EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1 Share Exchange. At the Closing, the Orient Come Shareholders shall transfer 2 Shares, representing all of the issued and outstanding shares of Orient Come, and, in consideration therefor, subject to Section 2.2, Acquiror Company shall issue to Orient Come Shareholders and their assignees an aggregate of 13,000,000 fully paid and nonassessable shares of Acquiror Company Common Stock (the “Share Exchange”).

2.2 Withholding. The Acquiror Company shall be entitled to deduct and withhold from the Acquiror Company Shares otherwise issuable pursuant to this Agreement to any Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Shareholder in respect of which such deduction and withholding was made.

2.3 Section 368 Reorganization. For U.S. federal income tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.4 Directors of Acquiror Company at Closing Date. On the Closing Date, Jake Wei, the current President and a member of the Acquiror Company Board, shall nominate each of Yan Zhuang, Ke Wang and Kun (James) Wei as a member of the Acquiror Company Board, Ke Wang will be nominated Chairman of the Acquiror Company Board, such nominations to be effective on the tenth day after mailing the Schedule 14(f) to the stockholders of record of the Acquiror Company (the “Effective Time”). On the Closing Date, Xin Chen and Wendy Shi, current directors of the Acquiror Company Board, shall tender their resignation as a director of the Acquiror Company to be effective at the Effective Time.  Jake Wei shall remain a director of the Acquiror Company.

2.5 Officers of Acquiror Company at Closing Date. On the Closing Date, Jake Wei and Wendy Shi shall resign from each officer position held at the Acquiror Company.  The Acquiror Company Board shall appoint Jake Wei to serve as Chief Financial Officer, Treasurer and Secretary and Yan Zhuang to serve as President and Chief Executive Officer.

SECTION III.

CLOSING DATE

3.1 Closing Date. The closing of the Share Exchange will occur on the date on which all of the closing conditions set forth in Sections 8 and 9 have been satisfied or waived (the “Closing Date”), subject to extension by mutual agreement of All Parties, but in no event later than December 31, 2007.

3.2 Escrow. Notwithstanding any provision of this Agreement to the contrary, in lieu of delivering to Orient Come Shareholders certificates for the full number of Acquiror Company Shares provided for in Section 2.1, the Acquiror Company shall deliver or cause to be delivered (A) to each Orient Come Shareholder, a certificate registered in the name of such Shareholder, evidencing such number of Closing Acquiror Company Shares as set forth in Exhibit A; and (B) to Arnstein & Lehr LLP, as escrow agent (the “Escrow Agent”) for deposit into escrow pursuant to the Escrow Agreement, a certificate(s) in the name of K’s Media shareholders, representing 10,500,000 Acquiror Company Shares (the “Escrow Shares”), together with stock powers endorsed in blank, which certificate will be held in the escrow account and disposed of by the Escrow Agent in accordance with the terms and provisions of the Share Escrow Agreement.

SECTION IV.

REPRESENTATIONS AND WARRANTIES OF ORIENT COME SHAREHOLDERS

4.1 Generally. Each Orient Come Shareholder, severally and jointly, hereby represents and warrants to the Acquiror Company:

4.1.1 Authority. Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder’s obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and each of the Transaction Documents to which such Shareholder is a party have been, duly authorized, executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2 No Conflict. Neither the execution or delivery by such Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

4.1.3 Ownership of Shares. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, such Shareholder’s Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder’s Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder’s Shares. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such Shareholder’s Shares free and clear of any and all Liens.

4.1.4 Litigation. There is no pending Proceeding against such Shareholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5 No Brokers or Finders. Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholder will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2 Investment Representations. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company:

4.2.1 Acknowledgment. Each Shareholder understands and agrees that the Acquiror Company Shares to be issued pursuant to this Agreement and the Share Exchange have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

4.2.2 Status. By its execution of this Agreement, each Shareholder, severally and not jointly, represents and warrants to the Acquiror Company as indicated on its signature page to this Agreement, either that:

(a)  such Shareholder is an Accredited Investor; or
(b)  such Shareholder is not a U.S. Person.
Each Shareholder severally understands that the Acquiror Company Shares are being offered and sold to such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.
4.2.3 Additional Representations and Warranties of Accredited Investors. Each Shareholder indicating that such Shareholder is an Accredited Investor on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit D.

4.2.4 Additional Representations and Warranties of Non-U.S. Persons. Each Shareholder indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit E.

4.2.5 Stock Legends. Each Shareholder hereby agrees with the Acquiror Company as follows:

(a)  Securities Act Legend Accredited Investors. The certificates evidencing the Acquiror Company Shares issued to those Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)  Securities Act Legend - Non-U.S. Persons. The certificates evidencing the Acquiror Company Shares issued to those Shareholders who are not U.S. Persons, and each certificate issued in transfer thereof, will bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c)  Other Legends. The certificates representing such Acquiror Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.
(d)  Opinion. No Shareholder will transfer any or all of the Acquiror Company Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Shareholder’s Acquiror Company Shares, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.
(e)  Consent. Each Shareholder understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless such Shareholder complies with this Section 4.2.5 and any other restrictions on transferability set forth in Exhibits D and E. Each Shareholder consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s Common Stock in order to implement the restrictions on transfer of the Acquiror Company Shares.
SECTION V.

REPRESENTATIONS AND WARRANTIES OF ORIENT COME

Orient Come hereby represents and warrants to the Acquiror Company:

5.1 Organization and Qualification.  Orient Come is duly incorporated and validly existing under the laws of the British Virgin Island, and has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. Orient Come is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which Orient Come presently conducts its business, owns, holds and operates its properties and assets.

5.2 Subsidiaries. Orient Come does not directly or indirectly, own any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3 Organizational Documents.  The copies of the Memorandum and Articles of Association of Orient Come, and the documents which constitute all other Organization Documents of Orient Come, that have been delivered to the Acquiror Company prior to the execution of this Agreement are true and complete and have not been amended or repealed. Orient Come are not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

5.4 Authorization and Validity of this Agreement. Orient Come has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which Orient Come is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which Orient Come is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which Orient Come is a party. Orient Come shall record the transfer of its Shares and the delivery of the new certificates representing the Shares registered in the name of the Acquiror Company. The execution, delivery and performance by Orient Come of this Agreement and each of the Transaction Documents to which Orient Come is a party have been duly authorized by all necessary corporate action and do not require from the Company Board or the Shareholders any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by Orient Come of this Agreement and each of the Transaction Documents to which Orient Come is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

5.5 No Violation. Neither the execution nor the delivery by Orient Come of this Agreement or any Transaction Document to which Orient Come is a party, nor the consummation or performance by Orient Come of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Orient Come; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which Orient Come is a party or by which the properties or assets of Orient Come are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which Orient Come, or any of the properties or assets owned or used by Orient Come, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Orient Come or that otherwise relate to the business of, or any of the properties or assets owned or used by, Orient Come, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than Orient Come, this Agreement and each of the Transaction Documents to which Orient Come is a party are duly authorized, executed and delivered by Orient Come and constitute the legal, valid and binding obligations of Orient Come, enforceable against Orient Come in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7 Capitalization and Related Matters.

5.7.1 Capitalization of Orient Come. The authorized capital stock of Orient Come consists of 50,000 shares of Common Stock, of which 2 shares of Common Stock are issued and outstanding.  There are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require Orient Come  to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of Orient Come. The issuance of all of the shares of Orient Come’s Common Stock described in this Section 5.7.1 have been in compliance with the laws of British Virgin Island. All issued and outstanding shares of Orient Come ’s capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

5.7.2 No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of Orient Come to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Orient Come or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

5.8 Shareholders. Exhibit A-1 contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding capital stock of Orient Come. Except as expressly provided in this Agreement, no holder of Shares or any other security of Orient Come or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. There is no voting trust, agreement or arrangement among any of the Shareholders of any capital stock of Orient Come affecting the exercise of the voting rights of any such capital stock.

5.9 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of Orient Come have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, Orient Come has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting Orient Come and, to the knowledge of Orient Come, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, Orient Come is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Orient Come is a party or by which any of Orient Come’s properties, assets or rights are bound or affected. To the knowledge of Orient Come, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Orient Come is a party is (with or without notice or lapse of time or both) in default there under or in breach of any term thereof. Orient Come is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Orient Come, any event or circumstance relating to Orient Come, that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits Orient Come from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.10 Certain Proceedings. There is no pending Proceeding that has been commenced against Orient Come and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To Orient Come's knowledge, no such Proceeding has been threatened.

5.11 No Brokers or Finders. Except as disclosed in Schedule 5.11, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Orient Come for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and Orient Come will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

5.12 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, Orient Come owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of Orient Come as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of Orient Come as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

5.13 No Changes. Since October 31, 2007, Orient Come has not experienced or suffered any Material Adverse Effect.

5.14 No Undisclosed Events. Except as disclosed herein, since October 31, 2007, no material event exists with respect to Orient Come or their respective businesses, properties, operations or financial condition, which has not been disclosed to the Acquiror Company in writing as of the date of this Agreement.

5.15 Board Recommendation. Orient Come Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of Orient Come and its Shareholders.

SECTION VI.

REPRESENTATIONS AND WARRANTIES OF K’S MEDIA

K's Media hereby represents and warrants to the Acquiror Company:

6.1 Organization and Qualification.  K's Media is duly incorporated and validly existing under the laws of the PRC, and has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. K's Media is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 6.1 is a list of those jurisdictions in which K's Media presently conducts its business, owns, holds and operates its properties and assets.  All registered capital and other capital contributions shall have been duly paid up in accordance with the relevant PRC regulations and requirements and all necessary capital verification reports have been duly issued and not revoked.

6.2 Subsidiaries. K's Media does not directly or indirectly, own any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3 Organizational Documents.

6.3.1 The copies of the Memorandum and Articles of Association of K's Media, and the documents which constitute all other Organization Documents of K's Media, that have been delivered to the Acquiror Company prior to the execution of this Agreement are true and complete and have not been amended or repealed. K's Media are not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

6.3.2 True, correct and complete certified translated copies of the organizational documents of each of K's Media have been delivered to the Acquiror Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such organizational documents. K’s Media will not in violation or breach of any of the provisions of its organizational documents, except for such violations or breaches as would not have a Material Adverse Effect.

6.4 Authorization and Validity of this Agreement. K's Media has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which K's Media is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which K's Media is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which K's Media is a party. K's Media shall record the transfer of its Shares and the delivery of the new certificates representing the Shares registered in the name of the Acquiror Company. The execution, delivery and performance by K's Media of this Agreement and each of the Transaction Documents to which K's Media is a party have been duly authorized by all necessary corporate action and do not require from the Company Board or the Shareholders any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by K's Media of this Agreement and each of the Transaction Documents to which K's Media is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

6.5 No Violation. Neither the execution nor the delivery by K's Media of this Agreement or any Transaction Document to which K's Media is a party, nor the consummation or performance by K's Media of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of K's Media; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which K's Media is a party or by which the properties or assets of K's Media are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which K's Media, or any of the properties or assets owned or used by K's Media, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by K's Media or that otherwise relate to the business of, or any of the properties or assets owned or used by, K's Media, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than K's Media, this Agreement and each of the Transaction Documents to which K's Media is a party are duly authorized, executed and delivered by K's Media and constitute the legal, valid and binding obligations of K's Media, enforceable against K's Media in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

6.7 Capitalization and Related Matters.

6.7.1 Capitalization of K's Media. There are two shareholders of K’s Media.  There are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require K's Media  to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of K's Media . The ownership of K's Media’s described in this Section 6.7.1 is in compliance with the laws of the PRC.

6.7.2 No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of K's Media to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, K's Media or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

6.8 Shareholders. Exhibit A-1 contains a true and complete list of the names and addresses of the record and beneficial owners of K's Media. There is no voting trust, agreement or arrangement among any of the Shareholders of any capital stock of K's Media affecting the exercise of the voting rights of any such capital stock.

6.9 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of K's Media have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, the K's Media has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting K's Media and, to the knowledge of K's Media, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, K's Media is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which K's Media is a party or by which any of K's Media’s properties, assets or rights are bound or affected. To the knowledge of K's Media, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which K's Media is a party is (with or without notice or lapse of time or both) in default there under or in breach of any term thereof. K's Media is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of K's Media, any event or circumstance relating to K's Media, that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits K's Media from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

6.10 Certain Proceedings. There is no pending Proceeding that has been commenced against K's Media and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To K's Media's knowledge, no such Proceeding has been threatened.

6.11 No Brokers or Finders. Except as disclosed in Schedule 6.11, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against K's Media for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and K's Media will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

6.12 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, K's Media owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of K's Media as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of K's Media as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

6.13 No Changes. Since October 31, 2007, K's Media has not experienced or suffered any Material Adverse Effect.

6.14 No Undisclosed Events. Except as disclosed here, since October  31, 2007, no material event exists with respect to K's Media or their respective businesses, properties, operations or financial condition, which has not been disclosed to the Acquiror Company in writing as of the date of this Agreement.

6.15 Board Recommendation. K's Media Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of K's Media and its Shareholders.

SECTION VII.

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY

The Acquiror Company represents and warrants to Orient Come’s Shareholders, Orient Come and K’s Media as follows:

7.1 Disclosure Schedules. The disclosure schedules attached hereto as Schedule 7.1 through Schedule 7.30_(the “Acquiror Company Disclosure Schedules”) are divided into sections that correspond to the sections of this Section VII. The Acquiror Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section VII. For purposes of this Section VII, any statement, facts, representations, or admissions contained in the public filings made by the Acquiror Company with the United States Securities and Exchange Commissions, are deemed to be included in the Acquiror Company Disclosure Schedules and all such information is deemed to be fully disclosed to Orient Come’s Shareholders, Orient Come and K’s Media. Notwithstanding anything contained herein to the contrary in this Agreement, any representation, warranty or covenant made by the Acquiror Company shall be deemed to have been made to the best of its knowledge. For purposes of this Agreement, "to the best of our knowledge" or similar phrase shall mean that such person shall have current actual knowledge of a condition or event, or have received notice that would give rise to current actual knowledge of such condition or event.

7.2 Organization and Qualification. The Acquiror Company is duly organized, validly existing and in good standing under the laws of Nevada, has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it. The Acquiror Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 7.2 sets forth a true, correct and complete list of the Acquiror Company’s jurisdiction of organization and each other jurisdiction in which the Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

7.3 Subsidiaries. the Acquiror Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

7.4 Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquiror Company have been delivered to Orient Come’s Shareholders, Orient Come and K’s Media prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery except as disclosed in Schedule 7.4. The Acquiror Company is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

7.5 Authorization. The Acquiror Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company is a party. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Company Board any consent or approval that has not been validly and lawfully obtained except for approval by the Acquiror Company stockholders. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than (a) the Schedule 14(f) Filing, and (b) such other customary filings with the Commission for transactions of the type contemplated by this Agreement and the Transaction Documents.

7.6 No Violation. Neither the execution nor the delivery by the Acquiror Company of this Agreement or any Transaction Document to which the Acquiror Company is a party, nor the consummation or performance by the Acquiror Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror Company (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiror Company is a party or by which the properties or assets of the Acquiror Company is bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company, or any of the properties or assets owned or used by the Acquiror Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

7.7 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror Company, this Agreement and each of the Transaction Documents to which the Acquiror Company is a party are duly authorized, executed and delivered by the Acquiror Company and constitutes the legal, valid and binding obligations of the Acquiror Company, enforceable against the Acquiror Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

7.8 Securities Laws. Assuming the accuracy of the representations and warranties of Orient Come’s Shareholders, contained in Section 4 and Exhibits D and E, the issuance of the Acquiror Company Shares pursuant to this Agreement will be when issued and paid for in accordance with the terms of this Agreement issued in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

7.9 Capitalization and Related Matters.

7.9.1 Capitalization. The authorized capital stock of the Acquiror Company consists of 100,000,000 shares of the Acquiror Company’s Common Stock, at $0.00001 par value per share, of which 6,087,000 shares are issued and outstanding; 100,000,000 shares of the Acquiror Company’s Preferred Stock are authorized, none Preferred Stock is issued and outstanding. At the Closing Date, the Acquiror Company will have sufficient authorized and unissued Acquiror Company’s Common Stock to consummate the transactions contemplated hereby. There are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiror Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiror Company. The issuance of all of the shares of Acquiror Company’s Common Stock described in this Section 7.9.1 have been in compliance with U.S. federal and state securities laws.

7.9.2 No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Acquiror Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

7.9.3 Duly Authorized. The issuance of the Acquiror Company Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Company Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

7.10 Compliance with Laws. Since inception of the Acquiror Company and, to the best of the Acquiror Company’s knowledge, for all periods after thereto, (i) the business and operations of the Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders; and (ii) the Acquiror Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Acquiror Company and no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. The Acquiror Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror Company, any event or circumstance relating to the Acquiror Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

7.11 Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror Company, no such Proceeding has been threatened.

7.12 No Brokers or Finders. Except as disclosed in Schedule 7.12, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

7.13 Absence of Undisclosed Liabilities. Except as set forth on Schedule 7.13 or in the SEC Documents, the Acquiror Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Acquiror Company Balance Sheet. Any and all debts, obligations or liabilities with respect to directors and officers of the Acquiror Company will be cancelled prior to the Closing. Except as set forth on Schedule 6.13, the Acquiror Company has not incurred liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) under agreements entered into, other than in the usual and ordinary course of business since July 31, 2007.

7.14 Changes. Except as set forth in the SEC Documents or in Schedule 7.14, since July 31, 2007 and, to the best of the Acquiror Company’s knowledge, for all periods prior thereto, the Acquiror Company has, conducted its business in the usual and ordinary course of business consistent with past practice and has not:

7.14.1 Ordinary Course of Business. Entered into any transaction other than in the usual and ordinary course of business, except for this Agreement and each of the Transaction Documents.

7.14.2 Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

7.14.3 Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

7.14.4 Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror Company, other than Permitted Liens;

7.14.5 Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

7.14.6 Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

7.14.7 Material Acquiror Company Contracts. Terminated or modified any Material Acquiror Company Contract, except for termination upon expiration in accordance with the terms thereof;

7.14.8 Claims. Released, waived or cancelled any claims or rights relating to or affecting the Acquiror Company in excess of US $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $10,000 in the aggregate;

7.14.9 Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

7.14.10 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

7.14.11 Guarantees. Guaranteed or endorsed any obligation or net worth of any Person exceeding $10,000 in the aggregate;

7.14.12 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

7.14.13 Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

7.14.14 Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

7.15 Material Acquiror Company Contracts. The Acquiror Company has provided to the Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquiror Company Contract, including each amendment, supplement and modification thereto.

7.15.1 No Defaults. Each Material Acquiror Company Contract is a valid and binding agreement of the Acquiror Company, and is in full force and effect. The Acquiror Company is not in breach or default of any Material Acquiror Company Contract to which it is a party and, to the knowledge of the Acquiror Company, no other party to any Material Acquiror Company Contract is in breach or default thereof. No event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Acquiror Company Contract or (b) permit the Acquiror Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Acquiror Company Contract. The Acquiror Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Acquiror Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Acquiror Company Contract.

7.16 Employees.

7.16.1 The Acquiror Company has no employees, independent contractors or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, the Acquiror Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. The Acquiror Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

7.16.2 Other than Jake Wei, Xin Chen and Wendy Shi, the Acquiror Company does not have any officers, directors or employees. No director, officer or employee of the Acquiror Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror Company or (b) the ability of the Acquiror Company to conduct its business. Except as set forth on Schedule 7.16.2, each employee of the Acquiror Company is employed on an at-will basis and the Acquiror Company does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

7.17 Tax Returns and Audits.

7.17.1 Tax Returns. Since July 31, 2007 and, to the best of the Acquiror Company’s knowledge, for all periods prior thereto, the Acquiror Company has filed all material Tax Returns required to be filed (if any) by or on behalf of the Acquiror Company and has paid all material Taxes of the Acquiror Company required to have been paid (whether or not reflected on any Tax Return). Except as set forth on Schedule 7.17.1, (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiror Company that the Acquiror Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on the Acquiror Company’s property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiror Company for any period (or portion of a period) that would affect any period after the date hereof.

7.17.2 No Adjustments, Changes. Neither the Acquiror Company nor any other Person on behalf of the Acquiror Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

7.17.3 No Disputes. The Acquiror Company has delivered to Orient Come, Orient Come’s Shareholders and K’s Media true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror Company, if any, for each of the last two years and any and all correspondence with respect to the foregoing. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror Company, nor is any such claim or dispute pending or contemplated. The Acquiror Company has not receive notice of any such audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes with respect to any periods prior to January 1, 2005.

7.17.4 Not a U.S. Real Property Holding Corporation. The Acquiror Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

7.17.5 No Tax Allocation, Sharing. The Acquiror Company is not and has not been a party to any Tax allocation or sharing agreement.

7.17.6 No Other Arrangements. The Acquiror Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Acquiror Company is not a “consenting corporation” within the meaning of Section 341(f) of the Code. The Acquiror Company does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code. The Acquiror Company does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, the Acquiror Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

7.18 Material Assets. The financial statements of the Acquiror Company set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by the Acquiror Company.

7.19 Litigation; Orders. There is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror Company, threatened against or affecting the Acquiror Company or any of Acquiror Company’s properties, assets, business or employees. To the knowledge of the Acquiror Company, there is no fact that might result in or form the basis for any such Proceeding. The Acquiror Company is not subject to any Orders.

7.20 Licenses. The Acquiror Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Acquiror Company Permits”). The Acquiror Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. The Acquiror Company Permits are valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiror Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiror Company Permit. The Acquiror Company has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Acquiror Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiror Company Permit. All applications required to have been filed for the renewal of such Acquiror Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiror Company Permits have been duly made on a timely basis with the appropriate Persons. All Acquiror Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

7.21 Interested Party Transactions. Except as disclosed in Schedule 7.21, since July 31, 2007 and, to the best of the Acquiror Company’s knowledge, for all periods prior thereto, no officer, director or principal stockholder of the Acquiror Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Acquiror Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Acquiror Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Acquiror Company is a party or by which it may be bound or affected.

7.22 Governmental Inquiries. Since July 31, 2007 and, to the best of the Acquiror Company’s knowledge, for all periods prior thereto, the Acquiror Company has provided to the Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Acquiror Company from any Governmental Authority, and the Acquiror Company’s response thereto, and each material written statement, report or other document filed by the Acquiror Company with any Governmental Authority.

7.23 Bank Accounts and Safe Deposit Boxes. Schedule 7.23 discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by the Acquiror Company since the inception of the Acquiror Company, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be. To the best of the Acquiror Company’s knowledge, other than the bank accounts and safe deposit boxes referenced above and included in Schedule 7.23, no other bank accounts or safe deposit boxes exist.

7.24 Intellectual Property. The Acquiror Company does not own, use or license any Intellectual Property in its business as presently conducted.

7.25 Title to and Condition of Properties. The Acquiror Company owns (with good and marketable title in the case of real property) or holds under valid leases the rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Acquiror Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

7.26 SEC Documents; Financial Statements. Except as set forth on Schedule 7.26, since July 1, 2007 and, to the best of the Acquiror Company’s knowledge, for all periods prior thereto, the Acquiror Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the five (5) years preceding the date hereof (or such shorter period as the Acquiror Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All Material Acquiror Company Contracts to which the Acquiror Company is a party or to which the property or assets of the Acquiror Company are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of the Acquiror Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-QSB of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.

7.27 Stock Option Plans; Employee Benefits: There is no Stock Option Plans, Employee Benefits of the Acquiror Company as the date of Closing.

7.27.1 The Acquiror Company has no stock option plans providing for the grant by the Acquiror Company of stock options to directors, officers or employees.

7.27.2 The Acquiror Company has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Acquiror Company.

7.27.3 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquiror Company, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Acquiror Company, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Acquiror Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Acquiror Company.

7.28 Environmental and Safety Matters. Except as set forth on Schedule 7.28:

7.28.1 The Acquiror Company has at all time been and is in compliance with all Environmental Laws applicable to the Acquiror Company.

7.28.2 There are no Proceedings pending or threatened against the Acquiror Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Acquiror Company or alleging that the Acquiror Company is a potentially responsible party for any environmental site contamination.

7.28.3 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to the Acquiror Company.

7.29 Money Laundering Laws. The operations of the Acquiror Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Acquiror Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror Company, threatened.

7.30 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed since October 31, 2007.

7.31 Adverse Interest. Except as set forth on Schedule 7.31, no current officer, director, affiliate or person known to the Acquiror Company to be the record or beneficial owner in excess of 5% of Acquiror Company Common Stock or any person known to be an associate of any of the foregoing is a party adverse to Acquiror Company or has a material interest adverse to Acquiror Company in any material pending legal proceeding.

7.32 Investment Acquisition. Acquiror Company is acquiring Orient Come’s Shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof. There are no other agreements purporting to restrict the issuance or transfer of the Acquiror Company Shares nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the Acquiror Company Shares.

7.33 Untrue Statements. Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to Orient Come, or Orient Come’s Shareholder or K’s Media, by or on behalf of Acquiror Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

7.34 Trading Activity. Acquiror Company has not been the subject of any enforcement or other actions which have questioned its compliance with applicable rules (including without limitation Commission rules and regulations) and the applicable trading rules since the inception of its trading on the Over the Counter Bulletin Board in the U.S. (“OTCBB”). To the best of Acquiror Company’s knowledge, its shares are eligible for trading publicly on the OTCBB as of the date of this Agreement. Acquiror Company has received no notice that its common stock is not eligible for quotation and is unaware of any legal encumbrance and contrived encumbrance to suspend, stop or terminate the trading in its shares which could negatively affect its application for being transferred to the Nasdaq National Market in the U.S., provided all substantive listing criteria are otherwise also met by the Company’s business.

7.35 Board Recommendation. The Acquiror Company Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

SECTION VIII.

COVENANTS OF THE ACQUIROR COMPANY

8.1 Rule 144 Reporting. With a view to making available to those stockholders of the Acquiror Company who were not officers, directors, promoters or otherwise Affiliates prior to and after the Closing, the benefit of certain rules and regulations of the Commission which may permit the sale of the Acquiror Company Common Stock to the public without registration, from and after the Closing Date, the Acquiror Company agrees to:

8.1.1 Make and keep public information available, as those terms are understood and defined in Rule 144; and

8.1.2 File with the Commission, in a timely manner, all reports and other documents required of the Acquiror Company under the Exchange Act.

8.2 SEC Documents. From and after the Closing Date, in the event the Commission notifies the Acquiror Company of its intent to review any SEC Document filed prior to the Closing Date or the Acquiror Company receives any oral or written comments from the Commission with respect to any SEC Document filed prior to the Closing Date, the Acquiror Company shall promptly notify the Acquiror Company Principal Shareholders and the Acquiror Company Principal Shareholders shall fully cooperate with the Acquiror Company.

8.3 Schedule 14(f). At least ten (10) days prior to the Closing Date, the Acquiror Company shall file the Schedule 14(f) Filing and mail the same to each Acquiror Company shareholder.

8.4 Form 8-K. Within four (4) business days of the Closing Date, the Acquiror Company shall file the Form 8-K.

SECTION IX.

CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire Orient Come’s Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

9.1 Accuracy of Representations. The representations and warranties of Orient Come, Orient Come’s Shareholder and K’s Media set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.2 Performance by Orient Come, Orient Come’s Shareholders and K’s Media.

9.2.1 All of the covenants and obligations that Orient Come, Orient Come’s Shareholders and K’s Media are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

9.2.2 Each document required to be delivered by Orient Come, Orient Come’s Shareholder and K’s Media pursuant to this Agreement must have been delivered.

9.2.3 Receipt of executed signature pages to the Management Contract signed between Orient Come and K’s Media.

9.3 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.4 Certificate of Officer. Orient Come and K’s Media will have delivered to the Acquiror Company a certificate executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2, and 9.3 relating to the Company.

9.5 Certificate of Shareholders. Each Orient Come’s Shareholder will have delivered to the Acquiror Company a certificate executed by such Shareholder, if a natural person, or an authorized officer of the Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 9.1 and 9.2 relating to such Shareholder.

9.6 Consents.

9.6.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Orient Come, Orient Come’s Shareholder and K’s Media for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made Orient Come, Orient Come’s Shareholder and K’s Media, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on Orient Come or K’s Media or the Acquiror Company.

9.6.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been prepared to be filed with the Commission by the Acquiror Company after the Closing Date.

9.7 Documents. The Company and the Shareholders must deliver to the Acquiror Company at the Closing:

9.7.1 share certificates evidencing the number of Shares held by each Orient Come’s Shareholder (as set forth in Exhibit A), along with executed share transfer forms transferring such Shares to the Acquiror Company together with a certified copy of a board resolution of Orient Come approving the registration of the transfer of such shares to Acquiror Company (subject to Closing and payment of stamp duty);

9.7.2 each of the Transaction Documents to which Orient Come, Orient Come’s Shareholder and K’s Media is a party, duly executed;

9.7.3 such other documents as the Acquiror Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of Orient Come, Orient Come’s Shareholder and K’s Media pursuant to Section 9.1, (B) evidencing the performance of, or compliance by Orient Come, Orient Come’s Shareholder and K’s Media with, any covenant or obligation required to be performed or complied with by the Company or the Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Section 9, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

9.8 No Proceedings. There must not have been commenced or threatened against the Acquiror Company, Orient Come, Orient Come’s Shareholder and K’s Media, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

9.9 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, other than persons listed on Schedule I hereto, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of Orient Come’s Shares or any other stock, voting, equity, or ownership interest in, Orient Come, or (b) is entitled to all or any portion of the Acquiror Company Shares.

SECTION X.

CONDITIONS PRECEDENT OF ORIENT COME,

ORIENT COME SHAREHOLDERS AND K’S MEDIA

The Shareholders’ obligation to transfer the Shares and the obligations of the Company to take the other actions required to be taken by the Company in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Company and the Shareholders jointly, in whole or in part):

10.1 Accuracy of Representations. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date.

10.2 Performance by the Acquiror Company.

10.2.1 All of the covenants and obligations that the Acquiror Company are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

10.2.2 Each document required to be delivered by the Acquiror Company pursuant to this Agreement must have been delivered.

10.3 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

10.4 Certificate of Officer. The Acquiror Company will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the Acquiror Company, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2, and 10.3 relating to the Acquiror Company.

10.5 Consents.

10.5.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

10.5.2 The Schedule 14(f) Filing shall have been prepared to be filed with the Commission by the Acquiror Company and the Acquiror Company shareholders at least ten (10) days prior to the Closing Date.

10.6 Documents. The Acquiror Company must have caused the following documents to be delivered to the Company and/or the Shareholders:

10.6.1 share certificates evidencing each Shareholder’s pro rata share of the Closing Acquiror Company Shares (as set forth in Exhibit A);

10.6.2 a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (a) the Organizational Documents of the Acquiror Company, (b) the resolutions of the Acquiror Company Board approving this Agreement and the transactions contemplated hereby; and (c) the incumbency of each authorized officer of the Acquiror Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror Company is a party;

10.6.3 a Certificate of Good Standing of the Acquiror Company;

10.6.4 each of the Transaction Documents to which the Acquiror Company is a party, duly executed;

10.6.5 the resignation of each of Jake Wei and Wendy Shi as officers of the Acquiror Company on the Closing Date;

10.6.6 Acquiror Company Board resolutions (i) appointing Jake Wei to serve as Chief Financial Officer, Treasurer and Secretary of the Acquiror Company and Yan Zhaung to serve President and Chief Executive Officer of the Acquiror Company, and (ii) nominating Ke Wang to serve as Chairman of the Acquiror Company Board and James Wei and Yan Zhaung to serve as members of the Acquiror Company Board, with such appointment to be effective on the Effective Date;

10.6.7 the resignations of Xin Chen and Wendy Shi as directors of the Acquiror Company, such resignations to be effective on the Effective Date;

10.6.8 a statement from the Acquiror Company’s transfer agent regarding the number of issued and outstanding shares of common stock immediately before and after the Closing; and,

10.6.9 such other documents as Orient Come may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror Company pursuant to Section 10.1, (ii) evidencing the performance by the Acquiror Company of, or the compliance by the Acquiror Company with, any covenant or obligation required to be performed or complied with by the Acquiror Company, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

10.7 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

10.8 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, hereto, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Acquiror Company Common Stock or any other stock, voting, equity, or ownership interest in, the Acquiror Company or (b) is entitled to all or any portion of the Acquiror Company Shares.

SECTION XI.

INDEMNIFICATION; REMEDIES

11.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire on the first day of the nineteenth-month anniversary of the date this Agreement is executed (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

11.2 Indemnification Obligations in favor of the Executive Officers, Directors, Employees of the Acquiror Company. From and after the Closing Date until the expiration of the Survival Period, Orient Come, Orient Come’s Shareholders and K’s Media shall reimburse and hold harmless the Acquiror Company’s executive officers, directors, employees in office immediately prior to the Closing (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as an “Acquiror Company Indemnified Party” ) against and in respect of:

11.2.1 Any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Acquiror Company Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Acquiror Company Indemnified Party, which arises or results from a third-party claim brought against an Acquiror Company Indemnified Person to the extent based on (i) a breach of the representations and warranties with respect to the business, operations or assets of the Company of any, or (ii) the actions or omissions of any officer, director, shareholder, employee, or agent of the Company after the Closing; provided, however, that in the event of a third-party claim brought against an Acquired Company Indemnified Person based upon subsection 11.2.1(ii), the Survival Period shall be extended for an additional 12 months.

11.2.2 Orient Come, Orient Come’s Shareholders and K’s Media shall have no obligation to indemnify or hold harmless an Acquiror Company Indemnified Party for any settlement entered into by such Acquiror Company Indemnified Party without Orient Come, Orient Come’s Shareholders and K’s Media’s prior written consent after the Closing of this Agreement. In addition, Orient Come, Orient Come’s Shareholders and K’s Media shall have no obligation to indemnify or hold harmless any Acquiror Company Indemnified Person for any damages, claims, losses or the like based on the diminution in value of the Acquiror Company Indemnified Person’s common shares.

11.3 Breach by the Shareholders. Nothing in this Section 11 shall limit the Acquiror Company’s right to pursue any appropriate legal or equitable remedy against any Shareholder with respect to any damages occurring prior to the Closing Date arising, directly or indirectly, from or in connection with: (a) any breach by such Shareholder of any representation or warranty made by such Shareholder in this Agreement or in any certificate delivered by such Shareholder pursuant to this Agreement or (b) any breach by such Shareholder of its covenants or obligations in this Agreement. All claims of the Acquiror Company pursuant to this Section 11.3 shall be brought by the Acquiror Company on behalf of the Acquiror Company and those Persons who were stockholders of the Acquiror Company immediately prior to the Closing Date.

SECTION XII.

GENERAL PROVISIONS

12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

12.2 Public Announcements. The Acquiror Company shall promptly, but no later than three (3) days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby.  The Acquiror Company shall also file with the Commission a Form 8-K describing the material terms of the transactions contemplated (and attaching as exhibits thereto this Agreement and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, All Parties shall consult with each other in issuing the Form 8-K, the press release and any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice, of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

12.3 Confidentiality.

12.3.1 All Parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

12.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 12.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

12.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

12.4 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable

If to Acquiror Company: Kinglake Resources, Inc. Suite 500-666 Burrard Street Vancouver, BC, V6C 3P6, Canada	With copy to: Arnstein & Lehr, LLP 200 East Las Olas Blvd., Suite 1700 Fort Lauderdale, Florida 33301
If to Orient Come: Orient Come Holdings Limited Room 810, Block C2 Oriental Plaza, No. 1 Chang An Street Beijing, China 100738	With copy to:
If to Orient Come’s Shareholder: Orient Come Holdings Limited Room 810, Block C2 Oriental Plaza, No. 1 Chang An Street Beijing, China 100738	With copy to:
If to K’s Media: Beijing K's Media Advertising Ltd. Co. Room 211, No. 31 Yan Xi Street, Yan Xi Economic Zone Huai Rou District, Beijing, China	With copy to:
12.5 Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of Fort Lauderdale, County of Broward in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

12.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless it is in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

12.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 11.2 and 11.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.12 Governing Law. This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Acquiror Company: Kinglake Resources, Inc. Signed: /s/ JAKE WEI [Missing Graphic Reference] Printed name: Jake Wei Title: President
Beijing K’s Media Advertisement Ltd. Co.
Signed:  /s/ KUN (JAMES) WEI
[Missing Graphic Reference]
Printed name:  Kun (James) Wei
[Missing Graphic Reference]
Title: Director and Officer
[Missing Graphic Reference]

Orient Come Holdings Limited Signed: /s/ KE WANG [Missing Graphic Reference] Printed name: Ke Wang [Missing Graphic Reference] Title: Director and Officer [Missing Graphic Reference]	Orient Come’s Shareholders Signed: /s/ KE WANG [Missing Graphic Reference] Printed name: Ke Wang Signed: /s/ KUN (JAMES) WEI [Missing Graphic Reference] Printed name: Kun (James) Wei

SCHEDULES

Schedule 4.1.5	Shareholder Brokers or Finders

Schedule 5.1	Orient Come Organization and Qualification

Schedule 5.11	Orient Come Brokers or Finders

Schedule 6.1	K's Media Organization and Qualification

Schedule 6.7.2	Capitalization of K's Media

Schedule 6.11	K's Media Brokers or Finders

Schedule 7.1	Acquiror CompanyDisclosure Schedules

Schedule 7.2	Acquiror Company Organization and Qualification

Schedule 7.4	Acquiror Company Organizational Documents

Schedule 7.12	Acquiror Company Brokers or Finders

Schedule 7.13	Acquiror Company Absence of Undisclosed Liabilities

Schedule 7.14	Acquiror Company Changes

Schedule 7.16.2	Acquiror Company Employees

Schedule 7.17.1	Acquiror Company Tax Returns and Audits

Schedule 7.21	Acquiror Company Interested Party Transactions

Schedule 7.23	Acquiror Company Bank Accounts and Safe Deposit Boxes

Schedule 7.26	Acquiror Company SEC Documents; Financial Statements

Schedule 7.28	Acquiror Company Environmental and Safety Matters

Schedule 7.31	Acquiror Company Adverse Interest

EXHIBIT A

SHARES AND ACQUIROR COMPANY SHARES TO BE EXCHANGED

EXHIBIT B

Definition of “Accredited Investor”

The term “accredited investor” means:

(1)
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
(3)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

(4)	A director or executive officer of the Acquiror Company.
(5)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.
(6)
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7)
A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8)
An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

EXHIBIT C

Definition of “U.S. Person”

(1)	“U.S. person” (as defined in Regulation S) means:
(i)	Any natural person resident in the United States;
(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;
(iii)	Any estate of which any executor or administrator is a U.S. person;
(iv)	Any trust of which any trustee is a U.S. person;
(v)	Any agency or branch of a foreign entity located in the United States;
(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
(viii)
Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)
Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

(3)	Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:
(i)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and
(ii)	The estate is governed by foreign law.
(4)
Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. person.

(5)
Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)	Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:
(i)	The agency or branch operates for valid business reasons; and
(ii)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.
(7)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

EXHIBIT D

ACCREDITED INVESTOR REPRESENTATIONS

Each of the Shareholders indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1.	Such person or entity qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.
2.
Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder’s interests in connection with the transactions contemplated by this Agreement.

3.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.
4.
Such person or entity understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

5.	Such person or entity has had access to the Acquiror Company’s publicly filed reports with the SEC.
6.
Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquiror Company Shares.

7.
Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

8.
Such person or entity is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

9.	Such person or entity is acquiring the Acquiror Company Shares for such person’s or entity’s, as the case may be, own account, for investment and not for distribution or resale to others.
10.
Such person or entity will not sell or otherwise transfer the Acquiror Company Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

11.	Such person or entity understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.
12.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(a).
13.
Such person or entity represents that the address furnished on its signature page to this Agreement and in Exhibit A is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14.
Such person or entity understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

15.
Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

EXHIBIT E

NON U.S. PERSON REPRESENTATIONS

Each Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1.	At the time of (a) the offer by the Acquiror Company and (b) the acceptance of the offer by such person or entity, of the Acquiror Company Shares, such person or entity was outside the United States.
2.
No offer to acquire the Acquiror Company Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such person or entity or its representatives inside the United States.

3.
Such person or entity is not purchasing the Acquiror Company Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4.
Such person or entity will make all subsequent offers and sales of the Acquiror Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Acquiror Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5.	Such person or entity is acquiring the Acquiror Company Shares for such Shareholder’s own account, for investment and not for distribution or resale to others.
6.
Such person or entity has no present plan or intention to sell the Acquiror Company Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Company Shares and is not acting as a Distributor of such securities.

7.
Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Company Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

8.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(b).
9.
Such person or entity is not acquiring the Acquiror Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10.
Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

11.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.
12.
Such person or entity understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

13.	Such person or entity has had access to the Acquiror Company’s publicly filed reports with the SEC.
14.
Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquiror Company Shares.

15.
Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

16.
Such person or entity is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

17.
Such person or entity will not sell or otherwise transfer the Acquiror Company Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18.	Such person or entity understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.
19.
Such person or entity represents that the address furnished on its signature page to this Agreement and in Exhibit A is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

20.
Such person or entity understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

21.
Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.